UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2023

Date of Report (Date of earliest event reported)

ALSET CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one-half of one Redeemable Warrant and one Right	ACAXU	The Nasdaq Global Market
Class A Common Stock, par value $0.0001 per share	ACAX	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ACAXW	The Nasdaq Global Market
Rights, each entitling the holder to receive one-tenth of one share of Class A Common Stock	ACAXR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Alset Capital Acquisition Corp. (“Alset”) has extended the deadline for stockholders to redeem Class A common stock until 5:00 p.m. Eastern Time on Friday, October 6, 2023 (“the Revised Deadline”).

In addition, stockholders who previously submitted redemption requests may withdraw such previously submitted redemption requests until the Revised Deadline of 5:00 p.m. Eastern Time on Friday, October 6, 2023.

If you have not already done so, in order to exercise your redemption rights, you must, prior to the Revised Deadline of 5:00 p.m. Eastern Time on Friday, October 6, 2023, tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to VStock Transfer LLC, our transfer agent, at the following address:

VStock Transfer LLC

18 Lafayette Place

Woodmere, NY 11598

Attn: DWAC Team

E-mail: DWAC@vstocktransfer.com

Stockholders who wish to withdraw their previously submitted redemption requests may do so by contacting Alset’s transfer agent VStock Transfer, LLC at Attn: DWAC team, Email: DWAC@vstocktransfer.com prior to the Revised Deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2023

ALSET CAPITAL ACQUISITION CORP.

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Chief Financial Officer